Exhibit 4.20

NEWS AMERICA INCORPORATED,

Company,

NEWS CORPORATION,

NEWS HOLDINGS LIMITED,

NEWS AUSTRALIA HOLDINGS PTY LIMITED,

FEG HOLDINGS, INC.,

FOX ENTERTAINMENT GROUP, INC.,

NEWS AMERICA MARKETING FSI, LLC,

NEWS PUBLISHING AUSTRALIA LIMITED,

Guarantors

and

U.S. BANK NATIONAL ASSOCIATION (as successor to STATE STREET BANK AND TRUST COMPANY and THE FIRST NATIONAL BANK OF BOSTON),

Trustee

FOURTEENTH SUPPLEMENTAL INDENTURE

Dated as of March 15, 2005 Amending and Supplementing the Indenture Dated as of January 28, 1993

Senior Securities

FOURTEENTH SUPPLEMENTAL INDENTURE, dated as of March 14, 2005 among News America Incorporated, a Delaware corporation (the “Company”), with its principal office located at 1211 Avenue of the Americas, New York, NY 10036, News Corporation, a Delaware corporation (“News Corporation”), News Holdings Limited (formerly known as, The News Corporation Limited), an Australia corporation (ABN 40 007 910 330) (“News Holdings”), News Australia Holdings Pty Limited (formerly known as Carlholt Pty Ltd), an Australia corporation (ABN 32 105 197 028) (“NAHPL”), FEG Holdings, Inc., Fox Entertainment Group, Inc., News America Marketing FSI, LLC, News Publishing Australia Limited, and U.S. Bank National Association (as successor to State Street Bank Trust Company and The First National Bank of Boston), a national banking association, as trustee (the “Trustee”), amending and supplementing the Indenture, dated as of January 28, 1993 (the “Original Indenture”), among the Company, the guarantors named therein and the Trustee, which provided for the issuance from time to time of the Company’s senior debt securities to be issued in one or more series as provided therein (the “Securities”). (The Original Indenture, as supplemented by the First Supplemental Indenture, dated as of March 24, 1993, the Second Supplemental Indenture, dated as of April 8, 1993, the Third Supplemental Indenture, dated as of May 20, 1993, the Fourth Supplemental Indenture, dated as of May 28, 1993, the Fifth Supplemental Indenture, dated July 21, 1993, the Sixth Supplemental Indenture, dated as of January 25, 1994, the Seventh Supplemental Indenture, dated as of February 4, 1994, the Eighth Supplemental Indenture, dated as of May 12, 1994, the Ninth Supplemental Indenture, dated as of August 1, 1995, the Tenth Supplemental Indenture, dated as of March 2, 2000, the Eleventh Supplemental Indenture, dated as of February 14, 2001, the Twelfth Supplemental Indenture, dated as of June 27, 2003, the Thirteenth Supplemental Indenture, dated as of November 12, 2004, and this Fourteenth Supplemental Indenture, dated as of March 14, 2005 and as it may hereafter be supplemented is referred to herein as the or this “Indenture”.) Capitalized terms used herein and not otherwise defined herein have the meanings ascribed thereto in the Indenture.

RECITALS:

WHEREAS, on November 12, 2004, News Holdings effected a corporate reorganization in accordance with the Corporations Act of Australia pursuant to which the publicly held shares of News Holdings were exchanged for shares of News Corporation (the “Share Exchange”); and

WHEREAS, in connection with the Share Exchange, NAHPL became a wholly-owned Subsidiary of News Corporation, and News Holdings became a Subsidiary of NAHPL and News Corporation; and

WHEREAS, on the date hereof, all or substantially all of the assets of News Holdings are being transferred to NAHPL, which, on such date, will continue to be a wholly owned Subsidiary of News Corporation (the “Asset Transfer”); and

WHEREAS, Section 801 of the Indenture provides that, without the consent of Holders, the parties to the Indenture may enter into an indenture supplemental to the Indenture to evidence the succession of another corporation to News Holdings and the assumption by such successor of the covenants of News Holdings contained in the Indenture and in the Securities; and

WHEREAS, Section 801 of the Indenture further provides that, without the consent of Holders, the parties to the Indenture may enter into an indenture supplemental to the Indenture to cure any ambiguity, to correct or supplement any provision of the Indenture which may be inconsistent with any other provision of the Indenture, or to make any other provisions with respect to matters or questions arising under the Indenture, provided that such action shall not adversely affect the interests of the Holders of Securities of any series in any material respect; and

WHEREAS, the Original Indenture is subject to the provisions of the United States Trust Indenture Act of 1939, as amended (the “TIA”), that are required to be part of the Original Indenture and the Indenture shall, to the extent applicable, be governed by such provisions; and

WHEREAS, the Company and each of the Guarantors have duly authorized the execution and delivery of this Fourteenth Supplemental Indenture and have done all things necessary to make this Fourteenth Supplemental Indenture a valid agreement in accordance with its terms.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of any series thereof, as follows:

ARTICLE ONE

ORIGINAL INDENTURE

SECTION 101. Effect of Original Indenture.

Except as specifically provided in this Fourteenth Supplemental Indenture, the Original Indenture (as amended and supplemented prior to the date hereof) shall remain in full force and effect.

ARTICLE TWO

AMENDMENTS TO THE INDENTURE

SECTION 201. Amendments to the Indenture

Effective upon the Asset Transfer, in accordance with Section 801 of the Original Indenture:

(a)    Without further action on the part of News Corporation, News Holdings or any other Person, (i) News Corporation shall assume all the obligations of News Holdings under the Securities and the Indenture, (ii) News Corporation shall succeed to, and be substituted for, and may exercise every right and power of News Holdings under the Indenture with the same effect as if News Corporation had been named as “News Corporation” in the Indenture, and (iii) News Holdings shall be discharged and released from all obligations and covenants under the Indenture and the Securities.

(b)    Section 101 of the Indenture shall be amended as follows:

(i)	To delete the definition of News Holdings in its entirety.

(ii)	To amend the definition of “Change of Control” by deleting the words “Ordinary Shares” and replacing them with the words “common stock.”

(c)    All references (in any form or terms) in the Indenture, the Securities and the Guarantees to News Corporation or News Holdings under its former name or any variation thereof, including News Corporation, shall be deemed to be references to News Corporation (and not News Holdings); provided that any such references in the definition of “Override Agreement” in Section 101 of the Indenture shall be deemed to refer to News Holdings.

(d)    News America Marketing FSI, Inc., a guarantor, has been converted from a Delaware corporation into a Delaware limited liability company named News America Marketing FSI, LLC.

ARTICLE THREE

MISCELLANEOUS

SECTION 301. Effect of Headings.

The Article and Section headings herein are for convenience of reference only and shall not affect the construction hereof.

SECTION 302. Governing Law.

Subject to the following sentence, this Fourteenth Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws. This Fourteenth Supplemental Indenture is subject to the provisions of the TIA that are required to be part of the Original Indenture and shall, to the extent applicable, be governed by such provisions.

SECTION 303. Counterparts.

This Fourteenth Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

SECTION 304. Trustee.

The Trustee makes no representation as to the validity or sufficiency of this Fourteenth Supplemental Indenture. The recitals and statements herein are deemed to be those of the Company and the Guarantors and not of the Trustee.

IN WITNESS WHEREOF, the parties hereto have caused this Fourteenth Supplemental Indenture to be duly executed as of the day and year first above written.

News America Incorporated

By:	/s/ Lawrence A. Jacobs
Name: Lawrence A. Jacobs
Title: Senior Executive Vice President and General Counsel

News Holdings Limited, as Guarantor (until the Asset Transfer)

News Corporation (a Delaware corporation), as Guarantor

News Australia Holdings Pty Limited , as Guarantor

FEG Holdings, Inc., as Guarantor

Fox Entertainment Group, Inc., as Guarantor

News America Marketing FSI, LLC, as Guarantor

News Publishing Australia Limited, as Guarantor

By:	/s/ Lawrence A. Jacobs
Name: Lawrence A. Jacobs
Title: Senior Executive Vice President and General Counsel, News America Incorporated, as Attorney for the Guarantors

U.S. Bank National Association, as Trustee

By:	/s/ Marie A. Hattinger
Name: Marie A. Hattinger
Title: Vice President

STATE OF NEW YORK     )

                                               ) ss.:

COUNTY OF NEW YORK)

On this 14 day of March, 2005, before me personally appeared Lawrence A. Jacobs, who acknowledged himself to be the Senior Executive Vice President and General Counsel of News America Incorporated, and that he, as such Senior Executive Vice President and General Counsel, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing in the name of such corporation as such Senior Executive Vice President and General Counsel.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

By:	/s/ Catherine B. McDermott
Name: Catherine B. McDermott
Title: Notary Public, State of New York
No. 02MC4974028
Qualified in Kings County
Commission Expires November 5, 2006

[Notarial Seal]